SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant Filed by a Party other than the Registrant Check the appropriate box:
  X  Preliminary Proxy Statement
     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
     Definitive Proxy Statement
     Definitive Additional Materials
     Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                                DAY RUNNER, INC.
       ------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
       X No fee required.
         Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

     Fee paid previously with preliminary materials.
     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing. (1) Amount previously paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing party:
     (4) Date filed:

                                DAY RUNNER, INC.

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                                 MARCH --, 2000

         NOTICE IS HEREBY GIVEN that a Special Meeting of the Stockholders (the "Special Meeting") of Day Runner, Inc., a Delaware corporation (the "Company"), will be held ________, April __, 2000, at ____ a.m., California time, at _______________________________ located at __________________________, for the following purposes, as more fully described in the attached Proxy Statement:

          1. To amend the Certificate of Incorporation of the Company to effect a reverse stock split of the outstanding shares of the Company's Common Stock.

          2. To transact such other business as may properly come before the Special Meeting and any adjournment(s) thereof.

         Only record holders of Common Stock at the close of business on March 15, 2000 are entitled to notice of, and to vote at, the Special Meeting and at any adjournment(s) thereof.

         All stockholders are cordially invited to attend the Special Meeting in person. Whether or not you expect to attend the Special Meeting in person, in order to ensure your representation at the Special Meeting, please mark, sign and date the enclosed proxy card and return it as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Special Meeting may vote in person even if such stockholder has returned a proxy.


                                         By Order of the Board of Directors


                                         Catherine F. Ratcliffe
                                         Secretary

Fullerton, California
March __, 2000

                                DAY RUNNER, INC.
                              2750 W. Moore Avenue
                               Fullerton, CA 92633

                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         The enclosed proxy is solicited by and on behalf of the Board of Directors of Day Runner, Inc. ("Day Runner" or the "Company") for use at the Special Meeting of Stockholders (the "Special Meeting") to be held _________, April ___, 2000 at ____ a.m., California time, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting of Stockholders. The Special Meeting will be held at __________________________ located at ______________________________.

         These proxy solicitation materials are first being mailed on or about March 27, 2000 to stockholders entitled to vote at the Special Meeting.

         Only stockholders of record at the close of business on March 15, 2000 (the "Record Date") are entitled to notice of, and to vote at, the Special Meeting. At the Record Date, 11,910,845 shares of Common Stock were issued and outstanding and no Preferred Stock was outstanding.

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Special Meeting and voting in person.

VOTING AND SOLICITATION

         On all matters, each share of Common Stock has one vote. Except as otherwise required by law or the Company's Certificate of Incorporation or Bylaws, the affirmative vote of a majority of shares present, in person or by proxy, and entitled to vote at the Special Meeting is required for the approval of matters submitted to the stockholders for a vote. Abstentions are counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality or of "votes cast." Broker non-votes are counted as shares that are present and entitled to vote for purposes of determining a quorum. If a broker indicates on the proxy that it does not have discretionary authority to vote on a particular matter as to certain shares, those shares will be counted for purposes of determining the presence of a quorum but will not be treated as present and entitled to vote with respect to that matter (even though such shares are considered present and entitled to vote for quorum purposes and may be entitled to vote on other matters).

         The costs of this solicitation will be borne by the Company. The Company has retained the services of Corporate Investor Communications, Inc. to assist in distributing proxy materials to brokerage houses, banks, custodians and other nominee holders. The estimated cost of such services is $4,500 plus certain out-of-pocket expenses. Although there are no formal agreements to do so, the Company may reimburse brokerage houses and other persons representing beneficial owners of shares for their expenses in forwarding proxy materials to such beneficial owners. Proxies may be solicited personally or by telephone or telegram by certain of the Company's directors, officers and regular employees, without additional compensation.

                            COMMON STOCK OWNERSHIP OF
                      PRINCIPAL STOCKHOLDERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 10, 2000 by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock, (ii) each of the Company's directors,
(iii) the Company's Chief Executive Officer and each of the four other most highly compensated executive officers for the fiscal year ended June 30, 1999
(iv) all current directors and officers of the Company as a group:

           NAME OF BENEFICIAL OWNER(1)                             SHARES BENEFICIALLY     PERCENT OF CLASS
                                                                           OWNED
           Jill Tate Higgins(2)..................................          1,717,913              14.4
              10153 1/2Riverside Drive, #598
              Toluca Lake, CA 91602
           KAIM Non-Traditional, L.P.(3).........................          1,264,583              10.6
             1800 Avenue of the Stars, 2nd Floor
             Los Angeles, CA   90067
           Mark A. Vidovich(4)...................................          1,053,588               8.8
              15295 Alton Parkway
              Irvine, CA  92718
           David L. Babson & Co. Inc.(5).........................            649,700               5.5
             One Memorial Drive
             Cambridge, MA   02142-1300
           Alan R. Rachlin(4)(6).................................            528,914               4.4
           Boyd I. Willat(7).....................................            243,362               2.0
           James E. Freeman, Jr.(4)(8)...........................            285,850               2.4
           Dennis K. Marquardt(4)................................             92,161               *
           Ronald M. Bianco(4)...................................            118,332               *
           James P. Higgins(9)...................................             52,916               *
           Charles Miller(4).....................................             38,416               *
           Donald E. Bottinelli(4)...............................             36,675               *
           All current directors and officers as a group
            (13 persons)(2)(4)(6)(7)(8)(9).......................
                                                                           4,212,175              35.4
         .........

*     Less than one percent.                                                    (FOOTNOTES FOLLOW ON NEXT PAGE)

(1) Such persons have sole voting and investment power with respect to all shares of Common Stock shown as being beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes to this table.

(2) Includes 50,416 shares for which warrants held by Ms. Higgins are exercisable or become exercisable within 60 days after March 10, 1999; (ii) 1,609,869 shares held by O.S. II, Inc., a California corporation of which Ms. Higgins, along with one of her minor children, is the sole owner; and
     (iii) 47,728 shares held by Lakeside Enterprises, L.P., a California limited partnership of which Ms. Higgins is the general partner and a limited partner and of which O.S. II, Inc. is a limited partner. Does not include 43,333 shares beneficially owned by James P. Higgins, Ms. Higgins' husband, and 2,500 shares held by James P. Higgins as custodian for his two minor children, as to which shares Ms. Higgins disclaims beneficial ownership (see footnote 9 below).

(3) Based on a Form 13F dated August 12, 1999, wherein KAIM Non-Traditional, L.P. reported that, as of June 30, 1999 and as an institutional investment manager, it had sole investment discretion and voting authority as to such shares.

(4)  Includes 929,162,  300,416,  36,000,  269,750,  97,500,  36,675, 38,416 and
     1,961,263 shares for which options or warrants beneficially owned by Messrs. Vidovich, Rachlin, Marquardt, Freeman, Bianco, Bottinelli and Miller and all current directors and officers as a group, respectively, are exercisable or become exercisable within 60 days after March 10, 2000. Although Messrs. Marquardt and Bianco were among the five most highly compensated executive officers during the Company's fiscal year ended June 30, 1999, both of them resigned as executive officers and left the Company prior to March 10, 2000.

(5) Based on a Form 13G dated January 27, 2000, wherein David L. Babson & Company, Inc. reported that, as of December 31, 2000 and as an institutional investment manager, it had sole investment discretion and voting authority as to such shares.

(6) Does not include 8,620 shares held by a custodian for the benefit of Mr. Rachlin's minor children.

(7) Includes (i) 50,416 shares for which warrants held by Mr. Willat are exercisable or become exercisable within 60 days after March 10, 2000; and
     (ii) 60,000 shares held by Mr. Willat and his former wife as trustees of trusts for the benefit of their minor children and as to which shares Mr. Willat and his former wife share voting and investment power.

(8) Includes 4,000 shares held by Mr. Freeman's wife for the benefit of their minor children.

(9) Includes (i) 50,416 shares for which warrants held by Mr. Higgins are exercisable or become exercisable within 60 days after March 10, 2000; and
     (ii) 2,500 shares held by Mr. Higgins as custodian for his two minor children. Does not include 1,717,913 shares beneficially owned by Ms. Higgins as to which shares Mr. Higgins disclaims beneficial ownership (see footnote 2 above).

                PROPOSAL 1 - APPROVAL OF AMENDMENT TO CERTIFICATE
          OF INCORPORATION EFFECTING REVERSE STOCK SPLIT AND DECREASING
                 THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

GENERAL

         On March 10, 2000 and subject to the approval of the Company's stockholders, the Board of Directors of the Company approved an amendment to
Article IV of the Company's Certificate of Incorporation (the "Amendment"). If approved by the Company's stockholders at the Special Meeting, the Amendment would effect a reverse stock split (the "Reverse Stock Split") of the outstanding shares of the Company's Common Stock, par value $0.001 per share on a basis to be determined by the Board of Directors as fully described below.

         As of the Record Date, the Company was authorized to issue a total of 30,000,000 shares of capital stock, consisting of 29,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. Of the authorized shares and as of the Record Date, 11,910,845 shares of Common Stock were issued and outstanding, 787,858 shares were held as treasury shares and an aggregate of approximately 4,148,658 shares were reserved for issuance under the Company's 1986 Amended and Restated Stock Option Plan, 1995 Stock Option Plan, the Non-Employee Director Option Plan and Employee Stock Purchase Plan and upon the exercise of outstanding warrants and other options, and no shares of Preferred Stock were outstanding. On March __, 2000, the closing sales price of the Company's Common Stock on The Nasdaq Stock Market was $_____ per share.

PRINCIPAL PURPOSES AND EFFECTS OF THE STOCK SPLIT

         The Company's Common Stock is presently listed on the Nasdaq National Market. In order to maintain its listing, the Company's Common Stock must maintain a minimum bid price of $5.00 and a market value of common stock in the public float greater than or equal to $15,000,000. Over the last few weeks, the Company's Common Stock has not consistently maintained such required minimum bid price and minimum market value of public float. To regain compliance with the Nasdaq National Market listing requirements, the Company's Common stock must maintain a minimum bid price of $5.00 per share for ten consecutive trading days prior to May 17, 2000 and the market value of the Company's Common Stock in the public float must be at least $15,000,000 for ten consecutive trading days prior to June 5, 2000. As of the close of business on March 15, 2000, the market value of the Company's Common Stock in the public float was approximately $22,312,500 and the Company had been in compliance with the market value of public float requirement for 5 consecutive trading days. The Reverse Stock Split is intended to raise the price of the Company's Common Stock in order to meet the Nasdaq listing requirements and avoid delisting. The Board of Directors, in its discretion, will determine the appropriate number of outstanding shares of Common Stock (the "Reverse Split Number") to be combined into a single share of Common Stock at the time the amended Certificate of Incorporation is filed and the Reverse Stock Split becomes effective. The Reverse Stock Split Number will be between two (2) and five (5), inclusive. The actual Reverse Stock Split Number will be determined in a manner intended to ensure that the Company complies with the Nasdaq Listing requirements to maintain its current listing on the Nasdaq National market.

         Upon filing of the proposed Amendment, each fixed number of shares of Common Stock of the Company (the "Old Common Stock") equal to the Reverse Split Number issued and outstanding or held in the treasury of the Company shall be combined, reclassified and changed into one fully paid and nonassessable share of Common Stock (the "New Common Stock"). Each holder of record of a certificate for one or more shares of the Old Common Stock shall be entitled to receive upon surrender of such certificate, a certificate representing the number of shares of Common Stock to which the holder shall be entitled pursuant to the Reverse Stock Split, rounded to the nearest whole number, with .5 being rounded up. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the combination of the Old Common Stock into shares of the New Common Stock. Any certificates for shares of Old Common Stock not so surrendered shall be deemed to represent one share of New Common Stock for each such fixed number equal to the Reverse Split Number of Old Common Stock previously represented by such certificate. Although the number of each stockholder's shares of Common Stock will be reduced as a result of the Reverse Stock Split, such stockholder's pro rata interest in the Company and in its shares of outstanding Common Stock will not be reduced.

         Similarly, the aggregate number of shares of Common Stock reserved for issuance upon exercise of warrants and options will decrease proportionately. Each outstanding option or warrant will automatically become an option or warrant to purchase the number of shares subject to the option or warrant immediately prior to the Reverse Stock Split divided by the Reverse Split Number, and the exercise price will be proportionately adjusted to reflect the Reverse Stock Split. In addition, the shares available for issuance under the Company's stock option and stock purchase plans will be reduced to reflect the Reverse Stock Split, and the other relevant terms and provisions of the Company's stock option and stock purchase plans will be appropriately adjusted.

         The Reverse Stock Split will reduce the number of issued and outstanding shares of the Company's Common Stock. The Reverse Stock Split will not change the equity interests of the stockholders in the Company and would not affect the relative rights of any stockholder or result in a dilution or diminution of any stockholder's proportionate interest in the Company. Since the Reverse Stock Split will result in each stockholder's interest being represented by a fewer number of shares, it is possible that lower brokerage commissions may be payable after the Reverse Stock Split upon a sale or transfer of a stockholder's same relative interest in the Company's Common Stock because that interest would be represented by a fewer number of shares.

         The Amendment to effect the Reverse Stock Split would not affect the number of shares of Common Stock or Preferred Stock which the Company is authorized to issue and would not adjust the $0.001 par value of the Company's Common Stock and Preferred Stock. Upon effectiveness of the Reverse Stock Split, however, an amount equal to the par value of the shares of Common Stock combined into one share as a result of the Reverse Stock Split would be transferred for financial accounting purposes from the Company's paid-in capital account to the Company's additional paid-in capital account.

SURRENDER OF OLD COMMON STOCK CERTIFICATES AND DELIVERY OF
NEW SHARE CERTIFICATES

         If the Amendment is approved by the stockholders at the Special Meeting, the Board, in its discretion, will determine the Reverse Split Number and the Company intends to file the Certificate of Amendment as soon as practicable after such approval is obtained and expects that the filing would be made on or about April 28, 2000. The Amendment would become effective upon the filing with the Delaware Secretary of State. Each stockholder of record as of the close of business on the date of such filing (the "Effective Date") would be entitled to receive upon surrender of a certificate for one or more shares of Old Common Stock a new stock certificate representing the number of shares of the Company's New Common Stock to which the holder shall be entitled pursuant to the Reverse Stock Split, rounded to the nearest whole number, with .5 being rounded up. For example, if the Reverse Split Number determined by the Board is 3, and a stockholder owned 500 shares of the Company's Common Stock on the Effective Date, upon surrender of the certificate for 500 shares, the Company would mail to the stockholder a share certificate for 167 shares of the Company's New Common Stock. Any certificates for shares of Old Common Stock not so surrendered after the effective date shall be deemed to represent one share of New Common Stock for each such fixed number equal to the Reverse Split Number of Old Common Stock previously represented by such certificate. If the Amendment is approved, stockholders will receive instructions on how to surrender their Old Common Stock certificates and receive New Common Stock certificates shortly after the Effective Date.

AMENDMENT TO THE CERTIFICATE OF INCORPORATION

         If the  Amendment  is  approved  by  the  stockholders  at the  Special
Meeting, the first paragraph of Article IV of the Company's Certificate of Incorporation, as amended, would read as follows with the blank filled in as appropriate after the Board determines the Reverse Split Number:

                           "The total  number of shares of all  classes of stock
                  which the corporation is authorized to issue is 30,000,000 shares, consisting of 29,000,000 shares of Common Stock having a par value of $0.001 per share (the `Common Stock') and 1,000,000 shares of Preferred Stock having a par value of $0.001 per share (the `Preferred Stock'). Upon amendment of this Article IV, each ___outstanding shares of Common Stock is combined and converted into one share of Common Stock. No fractional shares or scrip shall be issued in connection with the combination and all calculations that would result in the issuance of fractional shares shall be rounded to the nearest whole share (with .5 being rounded up)."

         AT THE SPECIAL MEETING, THE STOCKHOLDERS WILL BE REQUESTED TO CONSIDER AND APPROVE THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION EFFECTING THE REVERSE STOCK SPLIT. THE BOARD OF DIRECTORS BELIEVES THAT APPROVAL OF THE PROPOSED AMENDMENT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT. APPROVAL OF THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK ENTITLED TO VOTE AT THE SPECIAL MEETING.

                       DEADLINE FOR RECEIPT OF STOCKHOLDER
                        PROPOSALS FOR 2000 ANNUAL MEETING

         As previously disclosed to stockholders, proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's annual meeting of stockholders to be held in 2000 must be received by the Company no later than July 13, 2000 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that annual meeting. It is recommended that stockholders submitting proposals direct them to the Secretary of the Company via certified mail, return receipt requested, in order to ensure timely delivery.


                                  OTHER MATTERS

         The Company currently knows of no matters to be submitted at the Special Meeting other than the matter described herein. If any other matters properly come before the Special Meeting, it is the intention of the persons named on the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                                         By Order of the Board of Directors


                                         Catherine F. Ratcliffe
                                         Secretary
Fullerton, California
March __ , 2000

                      THIS PROXY IS SOLICITED ON BEHALF OF
                            THE BOARD OF DIRECTORS OF
                                DAY RUNNER, INC.
                      2000 SPECIAL MEETING OF STOCKHOLDERS

         The undersigned stockholder of Day Runner, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated March __, 2000, and hereby appoints James E. Freeman, Jr. and David A. Werner, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of the Company to be held ________, April __, 2000, at ____ a.m., California time, at ________________ located at _________________________, and at any adjournment(s) thereof, and to vote all shares of Common Stock to which the undersigned would be entitled, if then and there personally present, on the matters set forth below:

         1.       APPROVAL OF AMENDMENT TO THE COMPANY'S CERTIFICATE
                  OF INCORPORATION EFFECTING A REVERSE STOCK SPLIT OF THE
                       OUTSTANDING SHARES OF COMMON STOCK

                  __ FOR                  __ AGAINST            __ ABSTAIN

         To approve an amendment to the Company's Certificate of Incorporation which would effect a reverse stock split of the outstanding shares of the Company's Common Stock as described in the Proxy Statement.

         2.       OTHER BUSINESS

         In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof.

         Any one of such attorneys-in-fact or substitutes as shall be present and shall act at said meeting or any adjournment(s) thereof shall have and may exercise all powers of said attorneys-in-fact hereunder.

         THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR PROPOSAL 1 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Dated:                              , 2000
      ------------------------------
                                                     (Signature)


                                                     (Signature)

              (This   Proxy   should  be   marked,   dated  and  signed  by  the
              stockholder(s) EXACTLY as his or her name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

                         DO NOT FOLD, STAPLE OR MUTILATE